UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2021

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2021, the Compensation, Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Avangrid, Inc. (the “Corporation”) adopted the Corporation’s 2020 – 2022 Long-Term Incentive Plan (“LTIP”) pursuant to the Corporation’s Amended and Restated Omnibus Incentive Plan (the “Omnibus Incentive Plan”) approved by the shareholders of the Corporation. The LTIP is designed to align the interests of executives and key employees with the Corporation’s shareholders and motivate sustained performance over the long term by promoting the achievement of the Corporation’s key strategic business, environmental, social and governance goals. Under the LTIP, performance stock units are earned at the end of the two-year performance period measured from January 1, 2021 through December 31, 2022 to the extent that the Corporation has met the performance objectives established by Committee. Earned performance stock units are then paid in the Corporation’s common shares over an additional three-year retention period, provided the grantee remains employed by the Corporation or any affiliate through the applicable payment date or is separated from service due to death, disability or retirement.

The Corporation’s performance will be assessed on the basis of the following financial, business and sustainable development performance objectives:

Weight	Objective	Threshold (0%)	Target (50%)	Maximum (100%)
35%	Adjusted Net Income	$731M	$877M	$1.023B

35%	Relative total shareholder return compared to peers within the S&P Utility Index	Less than 25th percentile	50th percentile	75th percentile or greater

30%	Major sustainable project investment milestones, supply chain improvements, and diversity training	Zero Achievements	Two Achievements	Four Achievements

A summary of all outstanding performance stock unit grants made under the LTIP to certain executive officers of the Corporation including the following “named executive officers” as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended (“NEOs”), is as follows:

Name	Performance Share Units
Dennis V. Arriola	250,000
Robert D. Kump	83,000
Douglas Stuver	45,000
R. Scott Mahoney	42,000

The Committee also adopted a form of performance stock unit award agreement for awards under the LTIP, a copy of which will be filed by the Corporation as an exhibit to its quarterly report on Form 10-Q for the quarterly period ending March 31, 2021.

Additionally, on February 16, 2021, the Board, upon recommendation by the Committee, approved an amendment to the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan (the “Plan”), subject to shareholder approval, to increase the maximum aggregate number of shares of the Corporation’s common stock that may be granted to any one person during any fiscal year from 250,000 to 300,000. The amendment to the Plan will become effective upon shareholder approval. The foregoing description is only a summary of the amendment to the Plan and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Plan, as amended, a copy of which will be filed by the Corporation as an exhibit to its quarterly report on Form 10-Q for the quarterly period ending March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Corporate Secretary

Dated: February 19, 2021

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